UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 26, 2013

Symmetricom, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-02287	95-1906306
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2300 Orchard Parkway, San Jose, California	95131-1017
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code (408) 433-0910

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 30, 2013, Symmetricom, Inc. (the “Company”) announced that the Board of Directors (the “Board”) of the Company has appointed Elizabeth A. Fetter as the Company’s Chief Executive Officer effective as of April 29, 2013. Ms. Fetter replaces David G. Côté, who resigned as Chief Executive Officer and as a Board member of the Company effective as of the same date in order to pursue other interests. The Company also announced that the Board has elected current Board member James A. Chiddix as Chairman of the Board, succeeding Robert T. Clarkson in that role. Mr. Clarkson will remain a member of the Board. The Company further announced that Board members Alfred F. Boschulte and Richard W. Oliver have informed the Board that they intend to retire from the Board when their current terms end at the Company’s next annual meeting of stockholders expected to be held in October 2013.

Ms. Fetter, age 54, has served as a member of the Board since 2002. Ms. Fetter served as President and CEO of NxGen Modular LLC, a provider of modular buildings and assemblies, from April 2011 until September 2012. Ms. Fetter was President, Chief Executive Officer and a director of QRS Corporation, a public retail software and services company, from October 2001 through November 2004, when QRS was sold to Inovis Inc. She served as President, Chief Executive Officer and a director of NorthPoint Communications Group, Inc., a network services company, from 1999 to 2001. Ms. Fetter previously was Vice President and General Manager of the Consumer Services Group at U.S. West, Inc. and held various senior executive positions at Pacific Bell. She is currently a board member of Quantum Corporation, a data storage company, and recently retired as chairman of the board of Alliant International University.

Pursuant to an employment offer letter dated April 29, 2013 (the “Offer Letter”), Ms. Fetter will be paid a base salary of $475,000 per year for her service as Chief Executive Officer of the Company. Ms. Fetter will also be eligible for an annual target bonus for the Company’s 2014 fiscal year of up to 100% of base salary, based on the achievement of performance goals to be determined no later than September 1, 2013. Ms. Fetter will also receive, pursuant to the Company’s 2006 Incentive Award Plan, an option to purchase 900,000 shares of the Company’s common stock with an exercise price equal to the closing price of the common stock on the NASDAQ Stock Market on the date of grant. The option will vest 25% on April 29, 2014, with the remainder vesting in monthly increments over the following three years, subject in each case to Ms. Fetter’s continued service with the Company.

Upon termination of employment without Cause (as defined in the Offer Letter) prior to or more than 12 months following a Change of Control (as defined in the Offer Letter), Ms. Fetter will be entitled to receive cash severance at the rate of Ms. Fetter’s then current base salary and Company payment of COBRA insurance premiums for twelve months following the date of termination. Upon termination of employment without Cause or for Good Reason (as defined in the Offer Letter) within 12 months following a Change of Control, Ms. Fetter will be entitled to receive: (i) cash severance at the rate of Ms. Fetter’s then current annual base salary and Company payment of COBRA insurance premiums for 12 months following the date of termination, (ii) an additional cash severance amount equal to the annual target bonus for the fiscal year in which the termination of employment occurs, payable in installments over the twelve months following the date of termination, and (iii) accelerated vesting of 50% of outstanding unvested equity awards that vest based solely on continued service to the Company, if the termination of employment occurs within one year after the date Ms. Fetter commenced employment with the Company (the “Start Date”); provided, however, that if the termination of employment occurs on or after the first anniversary and prior to the second anniversary of the Start Date, the percentage of outstanding unvested equity awards to be accelerated shall be 75%, and if the termination of employment occurs on or after the second anniversary of the Start Date, 100% of such outstanding unvested equity awards shall be accelerated.

Mr. Côté and the Company have entered into a Release and Waiver of Claims (the “Release”), dated as of April 30, 2013, under which the Company has agreed to (i) pay a cash amount equal to 12 months of Mr. Côté’s base salary and (ii) pay or reimburse healthcare coverage premiums for Mr. Côté and his dependents for up to 12 months, in full satisfaction of any obligations under Mr. Côté’s employment offer letter dated July 17, 2009. In addition, each vested stock option held by Mr. Côté will remain exercisable until April 29, 2014 (or, if earlier, the date on which the option would otherwise have terminated). Mr. Côté has furnished a release of claims in exchange for these severance benefits.

The Offer Letter and the Release are filed as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K and are incorporated by reference herein.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On April 26, 2013, the Board approved amendments to the Amended and Restated By-Laws (the “By-Laws”) of the Company to adopt a majority vote standard in uncontested elections of directors. The Board determined to restate the By-Laws in their entirety (the “Amended and Restated By-Laws”) effective as of such date.

Prior to the adoption of the Amended and Restated By-Laws, members of the Board were elected by a plurality of the votes cast, whether or not the election was contested. Under the majority vote standard set forth in the Amended and Restated By-Laws, in order to be elected to the Board in an uncontested election, a director nominee must receive a greater number of votes cast “for” that director than the number of votes cast “against” that director. The Amended and Restated By-Laws retain the plurality vote standard for contested elections.

In connection with the adoption of the majority vote standard, the Board has amended the Company’s Corporate Governance Guidelines to provide that, in uncontested elections, an incumbent director nominee who does not receive the required votes for re-election is expected to tender his or her resignation to the Board. Under the Amended and Restated By-Laws, and an amendment to the charter of the Nominating and Governance Committee that has been adopted by the Board, that committee, or another authorized committee of the Board, will determine whether to accept or reject the tendered resignation generally within 90 days after certification of the election results. The Company will publicly disclose the committee’s decision regarding the tendered resignation in a filing with the Securities and Exchange Commission.

The foregoing description of the amendments to the By-Laws is qualified in its entirety by reference to the full text of the Amended and Restated By-Laws, a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 7.01.	Regulation FD Disclosure.

A copy of the Company’s press release dated April 30, 2013 announcing the management changes described above is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

3.1	Amended and Restated By-Laws of Symmetricom, Inc.

10.1	Employment Offer Letter between the Company and Elizabeth A. Fetter, dated April 29, 2013.

10.2	Release and Waiver of Claims between the Company and David G. Côté, dated April 30, 2013.

99.1	Press Release, dated April 30, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYMMETRICOM, INC.

Dated: May 1, 2013	By:	/s/ JUSTIN R. SPENCER
	Name:	Justin R. Spencer
	Title:	Executive Vice President Finance and Administration, Chief Financial Officer and Secretary

EXHIBIT INDEX

Exhibit No.	Description

3.1	Amended and Restated By-Laws of Symmetricom, Inc.

10.1	Employment Offer Letter between the Company and Elizabeth A. Fetter, dated April 29, 2013.

10.2	Release and Waiver of Claims between the Company and David G. Côté, dated April 30, 2013.

99.1	Press Release, dated April 30, 2013.